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                                                                     Item 23 (e)

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of this ____ day of December, 2000 (the "Agreement") by and between New Covenant Funds, a Delaware business trust (the "Fund") and PFPC Distributors, Inc. (the "Distributor"), a Massachusetts corporation.

         WHEREAS, the Fund is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Fund identified on Schedule A hereto (the "Portfolios") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Fund's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Fund desires to retain the Distributor as distributor for the Portfolios to provide for the sale and distribution of the Shares of the Portfolios identified on Schedule A and for such additional classes or series as the Fund may issue, and the Distributor is prepared to provide such services commencing on the date first written above.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1. SERVICE AS DISTRIBUTOR

1.1 The Distributor will act on behalf of the Fund for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act") and provide the distribution services outlined in Schedule B to this Agreement. The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

1.2 The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. The Distributor shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

1.3 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will, at the request of the Fund, undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that the Distributor receives fees under any plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, the Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of marketing or sales services with respect to the Shares as may be required pursuant to such plan. To the extent that the Distributor receives shareholder services fees under any shareholder services plan
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         adopted by the Fund, the Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be required pursuant to such plan. If the Distributor enters into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms to the extent permitted by SEC and NASD regulations and other governing law, the Distributor will require each dealer with whom the Distributor has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and the Distributor shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

1.4 The Fund understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Fund. The Fund further understands that investors and potential investors in the Fund may invest in shares of such other Investment Entities. The Fund agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this
         Section  1.4.

1.5 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Fund's Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish the Distributor with sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Fund intends to use in connection any sales of Shares, in adequate time for the Distributor to file and clear such materials with the proper authorities before they are put in use. The Distributor and the Fund may agree that any such material does not need to be filed prior to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by the Distributor.

1.6 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

1.7 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund.

1.8 Whenever in its judgment such action is warranted, the Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund deems it advisable to accept such orders and to make such sales, and the Fund advises the Distributor promptly of such determination.

1.9 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the


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         qualification of the Shares for sale in such states as the Distributor may designate. The Fund shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

1.10 The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Fund and the Shares as the Distributor may reasonably request; and the Fund warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Fund shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of a Portfolio's books and accounts prepared by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Portfolios, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Fund as the Distributor may reasonably request.

1.11 The Fund represents to the Distributor that all Registration Statements and Prospectuses filed by the Fund with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any Prospectus and any Statement of Additional Information relating to the Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Fund by the Distributor or any affiliate of the Distributor expressly for use in the Registration Statement, the Fund represents and warrants to the Distributor that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Distributor shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way


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         limit the Fund's right to file at any time such amendments to any
         Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund authorizes the Distributor to use any Prospectus or Statement of Additional Information in the form furnished from time to time in connection with the sale of the Shares.

1.12 No Shares shall be offered by either the Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section 1.12 shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Fund's Registration Statement, Articles of Incorporation, or bylaws.

1.13 The Fund agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) of any request by the SEC for amendments to the Registration Statement, Prospectus or Statement of Additional Information then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or Statement of Additional Information then in effect or the initiation by service of process on the Fund of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or Statement of Additional Information then in effect or that requires the making of a change in such Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading; and

         (d) of all actions of the SEC with respect to any amendments to any Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the SEC.

         For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

1.14 The Fund represents and warrants to the Distributor that the Fund is a series of investment company registered under the 1940 Act and the Shares sold by each Portfolio are, and will be, registered under the 1933 Act.

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1.15     The Distributor shall also provide the following services to the Fund:

         (a) Legal review and principal sign-off of all Fund marketing materials and other sales related materials to ensure compliance with the advertising rules of the relevant regulatory authorities and file such materials, and obtain such approvals for their use as may be required by the Securities and Exchange Commission ("SEC"), the NASD or state securities administrators. The Distributor will forward all NASD comments on marketing materials to the Fund; and

         (b) Assistance in the preparation of quarterly Board materials with regard to sales and other distribution related data reasonably requested by the Board.

2.       FUND EXPENSES

2.1      The Fund will bear the following expenses:

         (a) preparation, printing and distribution of sufficient copies of the Prospectus and SAI to shareholders;

         (b) preparation, printing and distribution of reports and other communications to shareholders;

         (c) registration of the Shares under the federal and state securities laws;

         (d)      maintaining facilities for the issue and transfer of Shares;

         (e) supplying information, prices and other data to be furnished by the Fund under this Agreement;

         (f) any original issue taxes or other transfer taxes applicable to the sale or delivery of the Shares or certificates therefor; and

         (g) filing fees associated with the submission of sales materials to the NASD or any state authority for use with current shareholders.

3.       INDEMNIFICATION

3.1 The Fund agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at


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         common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund's Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Fund by the Distributor or its affiliated persons for use in the Fund's Registration Statement, Prospectus, or Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees) which you, your officers and directors, or such controlling person, may incur in connection with this Agreement or the Distributor's performance hereunder (but excluding such claims, demands, liabilities and expenses (including such costs and counsel fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any Prospectus or necessary to make the statements in either thereof not misleading), unless such claims, demands, liabilities and expenses (including such costs and counsel fees) arise by reason of the Distributor's willful misfeasance, bad faith or negligence in the performance of the Distributor's duties hereunder. The Fund acknowledges and agrees that in the event that the Distributor, at the request of the Fund, are required to give indemnification comparable to that set forth in this Section 3.1 to any broker-dealer selling Shares of the Fund or servicing agent servicing the shareholders of the Fund and such broker-dealer or servicing agent shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Fund.

         The Fund will indemnify the Distributor against and hold it harmless from any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Distributor for which the Distributor may be held to be liable in connection with this Agreement or the Distributor's performance hereunder (a "Claim"), unless such Claim resulted from a negligent act or omission to act or bad faith by the Distributor in the performance of its duties hereunder.

3.2 The Distributor agrees to indemnify and hold harmless the Fund, its several officers and Board Members and each person, if any, who controls a Portfolio within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Fund, its officers, Board Members or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only


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         to the extent that such liability or expense incurred by the Fund, its officers or Board Members, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Distributor or its affiliated persons (as defined in the 1940 Act). The Distributor also agrees to indemnify and hold harmless the Fund and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of the Distributor's failure to exercise reasonable care and diligence with respect to its services rendered in connection with the purchase and sale of Shares. The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

3.3 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party.. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any Shares. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent.

3.4 The obligations of the parties hereto under this Section 3 shall survive the termination of this Agreement. The Fund's indemnification agreement contained in this Section 3 and the Fund's representations and warranties in this Agreement shall remain operative and in


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         full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers, directors and employees, and their respective estates and to the benefit of the controlling persons and their successors.

4.       STANDARD OF CARE; LIMITATION OF LIABILITY

4.1 The Distributor shall not be liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

4.2 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

4.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

4.4 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE DISTRIBUTOR, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.       EXCLUSION OF WARRANTIES

         THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE DISTRIBUTOR DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND, A PORTFOLIO OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. THE DISTRIBUTOR DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

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6.       TERM

6.1 This Agreement shall become effective immediately upon the consummation of the acquisition of Provident Distributors, Inc. by PFPC Inc. (or a substantially similar transaction), which the parties anticipate to occur on or about December 31, 2000, and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board Members who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Directors, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

6.2 In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof will be borne by the Fund.

7.       MODIFICATIONS AND WAIVERS

         No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or President of the Distributor. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

8.       NO PRESUMPTION AGAINST DRAFTER

         The Distributor and the Fund have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Fund and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

9.       PUBLICITY

         Neither the Distributor nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

10.      SEVERABILITY

         The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

11.      FORCE MAJEURE

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

12.      MISCELLANEOUS

12.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                 To the Fund:

                                 New Covenant Funds
                                 C/o Presbyterian Church (U.S.A.) Foundation
                                 200 East Twelfth Street, Suite C
                                 Jeffersonville, Indiana 47103
                                 Attention: President


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                                 To the Distributor:

                                 PFPC Distributors, Inc.
                                 400 Bellevue Parkway
                                 Wilmington, Delaware 19809
                                 Attention: President


12.2 The laws of the State of Delaware, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Delaware law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Wilmington, State of Delaware, and the Distributor and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

12.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

12.4 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

12.5 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

13.      CONFIDENTIALITY

13.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Fund and the Distributor shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. The Fund and the Distributor may each use the Confidential Information only to exercise its rights or perform its duties under this Agreement. The Fund and the Distributor shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and the Distributor may, however, disclose Confidential Information to its employees who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Fund and the Distributor may also disclose the Confidential Information to independent contractors, auditors and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section

         13. Notwithstanding the previous sentence, in no event shall either the Fund or the Distributor disclose the Confidential Information to any competitor of the other without specific, prior written consent.

13.2     Proprietary Information means:

         (a) any data or information that is completely sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or the Distributor a competitive advantage over its competitors; and

         (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

13.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

13.4 The Fund acknowledges that breach of the restrictions on use, dissemination or disclosure of any Confidential Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate the Distributor for that harm. The Distributor shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

13.5 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

         (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

         (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

         (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

         (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

         (e) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

14.      ENTIRE AGREEMENT

         This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

15.      BOARD MEMBER LIABILITY

The Fund and the Distributor agree that the obligations of the Fund under the Agreement shall not be binding upon any of the Board Members, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund, as provided in the Trust Instrument. The execution and delivery of this Agreement have been authorized by the Board Members of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Board Members nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund as provided in the Trust Instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                 NEW COVENANT FUNDS

                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                       -----------------------------------------



                                 PFPC DISTRIBUTORS, INC.

                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                       -----------------------------------------

                                   SCHEDULE A

                               NAME OF PORTFOLIOS

                            New Covenant Growth Fund
                            New Covenant Income Fund
                        New Covenant Balanced Growth Fund
                        New Covenant Balanced Income Fund

                                   SCHEDULE B

                              DISTRIBUTION SERVICES

Services shall include:

1.       Preparation and execution of sales or servicing agreements monitoring accruals
                  monitoring expenses
                  making disbursements for expenses and fees

2.       Quarterly 12b-1 Reports to the Board (if applicable)

3.       Literature submission to the NASD